SECTION A

       LOMBARD ODIER INTERNATIONAL PORTFOLIO MANAGEMENT LIMITED ("LOIPM")

         LOMBARD ODIER INVESTMENT MANAGEMENT SERVICES LIMITED ("LOIMS")

            LOMBARD ODIER PRIVATE ASSET MANAGEMENT LIMITED ("LOPAM")

                      LOMBARD ODIER (ASIA) LIMITED ("LOA")

               LOMBARD ODIER UNIT TRUST MANAGERS LIMITED ("LOUTM")

                          LOMBARD ODIER INC ("LO INC")

              STATEMENT OF POLICY ON PERSONAL SECURITY TRANSACTIONS
              -----------------------------------------------------
                             EFFECTIVE 5 APRIL 1988

                        (UPDATED VERSION DATED JUNE 2000)

As an investment advisory organisation with substantial responsibility to clients, each of LOIPM, LOIMS, LOPAM, LOA, LOUTM and LO Inc ("the Companies") has an obligation to implement and maintain a meaningful policy governing the personal security transactions of its Directors, Officers and Employees ("Representatives"). The purpose of this Statement of Policy ("Statement") is to minimise conflicts of interest (including the appearance of such conflicts) between members of any Company and clients, as well as (i) to comply, in the case of LOIPM, LOA and LO Inc with certain Regulations of the United States Securities and Exchange Commission ("SEC") and (ii) to comply, in the case of each Company, with the Rules prescribed by, and made by Investment Management Regulatory Organisation ("IMRO") pursuant to, the Financial Services Act 1986. While this Statement may restrict personal security transactions, that is the necessary consequence of undertaking to furnish investment advice to clients. In addition, we must all be sensitive to the need to recognise any conflict of interest whether or not covered by this Statement. Representatives comprise all Directors, Officers and Employees of the Companies, together with Employees of Lombard Odier Holdings UK Limited, Lombard Odier (United Kingdom) Limited or Lombard Odier Investment Services Limited, London-based Employees, Hong Kong-based Employees and New York based employees of their respective affiliated entities.

1        a)       No  Representative  shall purchase or sell a security which is currently being purchased or sold by any Company for a client, has been  recommended by a Company or is being  considered for any such purchase, sale or recommendation by an analyst of any of the Companies. This restriction shall apply from the moment that any Representative learns that any Company is considering or intends to purchase or sell such security, to recommend its purchase  or sale  or is in fact  purchasing  or  selling  the security.  These  restrictions shall continue to apply until 5 business days after a recommendation  has been rejected or any authorisation  to buy or sell has been completed or cancelled.
                  No  Representative  of a Company  which acts as an  investment adviser to an investment company registered with the SEC under the Investment Company Act of 1940 shall acquire securities in an Initial  Public  Offering or Limited Offer (each as defined below) without prior written consent from a Clearance Officer.
                  With the  exception  of  Representatives  of LO Inc who do not
                  need  to  pre-clear   transactions   although  all   reporting
                  requirements still apply.

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                  Dependent  upon  market  conditions  any order  placed  with a broker for the clients of LOIPM/LOIMS/LOPAM/LOA/LOUTM/LOINC to
                  purchase/sell   shares  or  securities  may  be  effected  and
                  completed over a period of several days and therefore NO personal transactions must be authorised and effected for the duration of this period and until such time that it has been determined by a Clearance Officer that no further investments are being recommended or considered for any of the clients of LOIPM/LOIMS/LOPAM/LOA/LOUTM and LOINC.

         b) As regards Non-Executive Directors of any Company who are not involved in investment decisions prior to their execution, the foregoing policies applicable to Representatives shall not apply to such Directors except if in some exceptional case the Director should obtain knowledge that a security is currently being purchased or sold by any Company for a client, has been recommended by any Company for purchase or sale by a client or is being considered for any such purchase, sale or recommendation.

         c) Knowledge of any such consideration, intention, recommendation or purchase or sale is always a matter of the strictest confidence.

2        a)       To facilitate  compliance with the foregoing,  individuals are designated from time to time as Clearance Officers. The existing Clearance Officers are:

                  For Equity Transactions

                  Ronnie Armist (All Areas)
                  Mark Lloyd Price (Continental Europe)
                  Neil Worsley (UK)
                  Lawrence Chui (Japan & Far East)


                  For Bond Transactions              For LOA

                  Paul  Cavalier                     Benoit Descourtieux

                  Clearance Officers will have their own transactions (if any) pre-cleared by another Clearance Officer.

                  In the absence of Clearance Officers the Compliance Officer and the Deputy Compliance Officer are also Clearance Officers.

         b) A Representative who intends to purchase or sell any security must obtain the written concurrence of a Clearance Officer that any order which the Representative proposes to enter for his own account or one described in Paragraph 4 does not violate Paragraph 1. The approval of the Clearance Officer should be sought via the authorisation of the `Personal Deal Request Form' a copy of which is attached. The cleared orders should then be passed to the relevant dealing desk for completion on an execution only basis at the market price with the broker requested by the employee on agreed terms and conditions. If the chosen broker will not accept the order from the Dealer, the Representative should execute the transaction on a dealing desk telephone in the presence of a dealer. The Representative will then be responsible for the settlement. Orders will be refused by the Dealer if:

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                  i)       The Dealer is in possession of  information  that the
                           Clearance Officer was not aware of and which would have prevented the Representative from dealing;

                  ii)      The 24 hour period has expired;

                  iii) The order presented to the Dealing Desk does not carry the authority of a Clearance Officer.

                  In the case of part-executed orders, the Dealer will keep the orders open for one week, subject to the continuous absence of client activity in or any consideration of the stock. The Dealer will notify the Representative at the end of the period.

                  The obtaining of written concurrence from a Clearance Officer should be evident in the Staff Dealing Book and shall be deemed for a period of 24 hours only to be compliance with Paragraph 1 with respect to that order. Transactions in obligations of the US Government life policies and units of UK authorised unit trusts need not be pre-cleared. Transactions involving in-house funds will require reporting but not pre-clearance.

         c) No Representative shall, without the prior permission of the Compliance Officer or his Deputy, place any trade in any security, for his personal account or for any other account under his personal control, with any broker or market maker with whom trades are or may be placed by any Company for the account of any client.

                  Any such permission, if given, shall be recorded by the Compliance Officer or his Deputy and in the case of:

                  i) a broker or market maker which is a member of a self-regulatory organisation recognised under the Financial Services Act 1986 (eg SFA, PIA, IMRO) or;

                  ii) a broker or market maker organised, existing or recognised under any other jurisdiction;

                  shall be subject to the conditions that a true and complete copy of every relevant contract note shall be promptly mailed or delivered to the Compliance Officer, Lombard Odier, 3 Waterhouse Square, 142 Holborn, London, EC1N 2NT.

3        a)       No Representative shall effect a short sale in, or purchase or sell options relating to, any security held in a portfolio managed by any Company or which has been recommended for purchase or sale or is being purchased or sold for such a portfolio.

         b) No Representative shall make an application to acquire securities which are the subject of a Privatisation Offer by the UK government or a Public Offer (New Issues) or flotation on the UK Stock Exchange of mutual organisations such as building societies in the UK where there is discretion on the allocation of securities on the part of the issuing house or the underwriter unless:

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4        a)       Such  Privatisation or Public Offer has a distinct  proportion of its shares reserved for individual investors;

         b) Such application should be pre-cleared by a Clearance Officer (application(s) for a public offer must be pre-cleared by a Clearance Officer and the Compliance Officer or his deputy. A copy of the Prospectus or other documentation which sets out the terms and conditions of the issue must be forwarded to the above mentioned parties to enable pre-clearance to be considered and granted); and

                  i) A Personal Deal Request Form must be completed and authorised by a Clearance Officer, the Compliance Officer or his Deputy and entered in the Staff Dealing Book. (entry must be authorised by a Clearance Officer and the Compliance Officer or his deputy);

                  ii) The application and the subscription money is sent directly to the receiving bank.

                  iii) Reported on the Personal Security Transaction Report (a copy of the confirmation note of the amount of shares received MUST be provided and attached to the report at the quarter-end).

         c)       If such  Privatisation  or  Public  Offer  has no  distinction between institutional or private (individual) investors, clearance will depend on 1a) above and on the strict condition that the application is remitted directly to the receiving bank.

         d) Exception: Representatives who receive free shares by reason of maintaining an account or a mortgage with such building society (which has been notified to the Personnel Department) will be entitled to sell their shares through the free dealing service offered by that society before market activities commence, subject to b) above.

                  Purchase of such shares through the market will be subject to 1 a).

                  Authorisations given under this paragraph 4 are subject to no such transactions being considered for a US mutual fund or a US investment company. If it were the case then all such personal transactions would be subject to 1 a).

                  The reason for this rule is that it precludes any possibility of anyone making the charge that Representatives use the market stature of a client of any Company as a means of obtaining for themselves favourable issues which otherwise would not be offered to them. It also eliminates the possibility that distributing brokers or dealers might seek by this means, to obtain preferences from any Company.

                  The above does not apply to the exercise of rights or rights purchased to acquire an additional full share nor does it apply to Non-Executive Directors of the Companies who are not involved in investment decisions prior to the execution of the above issues.

5 This Statement applies to accounts in which the Representative has "a direct or indirect beneficial ownership", unless neither he/she or any

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         Company has "direct or indirect influence or control" over the account.
         Attached  as  Appendix  A  is  an  explanation   of  what   constitutes
         "beneficial ownership" for this purpose.

6 Any individual is free to take up with the Compliance Officer or his Deputy any case in which he/she feels inequitably burdened by these policies. If he thinks fit, the Compliance Officer or his Deputy may take legal advice.

7        a)       In  order to  implement  this  Statement  and to  comply  with applicable SEC Regulations, every Representative, shall not less than 10 days after becoming a Representative submit an initial holdings report with the Compliance Officer or his Deputy including the following information:

                  i) The title, number of shares and principal amount of each security in which the Representative had any direct or indirect beneficial ownership when the person became a Representative;

                  ii) The name of any broker, dealer or bank with whom the Representative maintained an account in which any securities were held for the direct or indirect benefit of the Representative as of the date the person became a Representative; and

                  iii)     The  date  that  the  report  is   submitted  by  the
                           Representative.

                  In addition every Representative shall (i) report to the Compliance Officer or his Deputy on or before the 10th day of each calendar quarter, any security transactions during the prior quarter in accounts covered by Paragraph 5 above, whether or not the securities involved have been purchased or sold by any Company for its client or are held in an account of a client, and (ii) report ot the Compliance Officer or his Deputy on or before the 30th day after the end of the calendar year all securities holdings in accounts covered by paragraph 5 above, whether or not the securities involved have been purchased or sold by any Company for its client or are held in an account of a client. Because of SEC Regulations, it is necessary that Directors, as well as Officers and Employees, file such reports and that all such reports include US and all other securities (other than direct obligations of the US
                  Government) even though any Company may not be involved in such securities. Quarterly Reports are to be in the current form of PERSONAL SECURITY TRANSACTION REPORT ("PST") issued to Representatives. Annual reports are to be in the current form of PERSONAL SECURITY HOLDING REPORT ("PSH") issued to Representatives.

         b) Initial Holdings Reports, PST and PSH report forms are intended to aid in carrying out this Statement and also to comply with (i) the requirements of the SEC under the US Investment Company and Investment Advisers Acts of 1940 and
                  (ii) Rules prescribed by, and made by IMRO pursuant to, the Financial Services Act 1986.

         c)       Please note that:

                  i) Reports are required for every calendar quarter and year even though you had no reportable transactions in that quarter or year as the case may be.

                  ii) The only transactions which need not be listed are life policies, units in a UK authorised unit trust or those in direct obligations of the US Government. Thus, the Reports must show any sales, purchases or other acquisitions or dispositions, including gifts,

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                           the rounding out of  fractional  shares,  exercise of
                           conversion rights, exercise or sale of subscription rights and receipt of stock dividends or stock splits.

                  iii) Copies of bank statements or broker's advices must be attached to your report listing the transactions unless these were forwarded to the Company directly by the broker.

                  iv) Non UK based Directors of the Companies who are not involved in investment decisions have the facility, if they so elect, of delivering their Reports under confidential cover to a depositee to be held for review by the Compliance Officer or his Deputy.

8        Review
         ------

         a) The Compliance Officer or his Deputy shall compare the reported personal securities transactions and holdings with completed and contemplated portfolio transactions of each client of any Company to determine whether a violation of this Statement may have occurred. Before making any determination that a violation has been committed by any person, the Compliance Officer or his Deputy shall give such person an opportunity to supply additional explanatory material.

         b) If the Compliance Officer or his Deputy determines that a violation of this Statement has or may have occurred, he shall submit his written determination, together with the transaction report and any additional explanatory material provided by the individual, to the Chairman of such Companies, who shall make an independent determination of whether a violation has occurred.

         c) The Chairman of any Company may from time to time designate a Director of any Company to carry out all or any of the aforesaid functions of the Compliance Officer or his Deputy.

         d) Without prejudice to the foregoing provisions the Compliance Officer, his Deputy and any Director so designated as aforesaid shall be empowered to take all reasonable action to satisfy himself that the subject matter of each Report delivered pursuant to paragraph 7 c) discloses no violation of this Statement.

         e) The Compliance Officer or his Deputy shall, with respect to each client which is an investment company registered with the SEC under the Investment Company Act of 1940, annually furnish a written report to the board of trustees of such investment company (i) describing issues arising under this Statement since the last report to the board, including information about material violations, changes made to the Statement, and any proposed changes to the Statement; and (ii) certifying that the Companies have adopted such procedures as are reasonably necessary to prevent access persons from violating the Statement. In addition, all material changes to this Statement shall be submitted for approval to the board of trustees of each such investment company no later than six months after such material change has been adopted by the Company or Companies.

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9        Sanctions
         ---------

         a) If the Chairman of any Company finds that a material violation has occurred, he shall report the violation and any sanction imposed by him to the Directors of that Company. If a securities transaction of the Chairman is under consideration, another Director shall act in all respects in the manner prescribed herein for the Chairman.

         b) Each of the Companies must protect its reputation and integrity. Without prejudice to a) above, any transgression of this Statement will be considered by the management of the company or companies by which the transgressor is employed - separately and distinct from the disciplinary rules and procedures of the employing company or companies - and may lead to instant dismissal.

10       Records
         -------

         a) LOIPM for itself and the other Companies shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2 (f) (1) under the Investment Company Act and shall be available for examination by representatives of the SEC or pursuant to the IMRO Rules;

         b) A copy of this Statement and any earlier Statement which is, or at any time within the past six years has been, in effect shall be preserved in an easily accessible place;

         c) A record of any violation of this Statement and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than six years following the end of the fiscal year in which the violation occurs;

         d) A copy of each report made by an officer, director or employee pursuant to this Statement shall be preserved for a period of not less than six years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

         e) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Statement shall be maintained in an easily accessible place.

         f) A copy of each report required by paragraph 7 e) above shall be preserved for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         g) A copy of the record of any decision, and the reasons supporting the decision, to approve the acquisition by any Representative of a Company which acts as an investment adviser to an investment company registered with the SEC under the Investment Company Act of 1940 of a security offered as part of an Initial Public Offering or Limited Offering (each as defined below) shall be maintained for at least five years after the end of fiscal year in which the approval is granted.

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         h)       Certain Definitions:

                  (i) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 of 15(d) of the Securities Exchange Act of 1934.

                  (ii) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6), or pursuant to Rules 504, 505 or 506 under the Securities Act.

11       Confidentiality
         ---------------

         All reports of securities transactions and any other information filed pursuant to this Statement shall be treated as confidential, but are subject to review as provided herein and by personnel of the SEC or pursuant to IMRO Rules.

12       Interpretation of Provisions
         ----------------------------

         The Directors may from time to time adopt such interpretations of this Statement as they deem appropriate.


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